Exhibit 28(d)(26)

ADVISORY FEE WAIVER AGREEMENT

This ADVISORY FEE WAIVER AGREEMENT, effective as of the dates indicated on Schedule A, shall be between LINCOLN INVESTMENT ADVISORS CORPORATION (“LIA”) and LINCOLN VARIABLE INSURANCE PRODUCTS TRUST (the “Trust”), on behalf of each series (each, a “Fund”) set forth in Schedule A to this Advisory Fee Waiver Agreement.

WHEREAS, the Trust’s Board of Trustees has determined that it is in the best interests of each Fund to enter into an Advisory Fee Waiver Agreement.

WHEREAS, this Advisory Fee Waiver Agreement confirms the advisory fee waivers (“Waiver Amounts”) between the Trust, on behalf of each Fund, and LIA with respect to each Fund’s advisory fee.

NOW THEREFORE, the parties hereto agree as follows:

1.     Advisory Expense Waiver.

LIA agrees to waive a portion of its advisory fee payable under the Investment Management Agreement between each Fund and LIA until the date specified in Schedule A. The Waiver Amounts and breakpoints, if any, also are set forth in the attached Schedule A.

2.     Term and Termination.

This Advisory Fee Waiver Agreement shall continue for such term as the dates indicated on Schedule A. The Advisory Fee Waiver Agreement shall renew automatically for one-year terms unless the Trust or LIA provides written notice of the termination of the Advisory Fee Waiver Agreement at least 10 days prior to the end of the then current term

3.     Governing Law.

This Advisory Fee Waiver Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, provided that nothing in this Advisory Fee Waiver Agreement shall be construed in a manner inconsistent with the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

The parties hereto have caused this ADVISORY FEE WAIVER AGREEMENT to be signed by their duly authorized officers as of the 7th day of March 2013.

LINCOLN INVESTMENT ADVISORS CORPORATION	LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

/s/ Kevin Adamson Name: Kevin J. Adamson Title: Vice President	/s/ William Flory Name: William P. Flory, Jr. Title: Vice President & Chief Accounting Officer

Schedule A

THIS SCHEDULE A lists the Funds and their respective Waiver Amounts, as well as the termination date for each Waiver Amount, established pursuant to this Advisory Fee Waiver Agreement:

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	TERMINATION DATE
LVIP American Balanced Allocation Fund	0.05%	All Fund assets	April 30, 2014
LVIP American Growth Allocation Fund	0.05%	All Fund assets	April 30, 2014
LVIP American Income Allocation Fund	0.05%	All Fund assets	April 30, 2014
LVIP American Preservation Fund	0.10%	All Fund assets	April 30, 2014
LVIP BlackRock Emerging Markets RPM Fund	0.05%	All Fund assets	April 30, 2014
LVIP BlackRock Equity Dividend RPM Fund	0.05% 0.10% 0.13%	Up to $250M $250-$750M Over $750M	April 30, 2014
LVIP Clarion Global Real Estate Fund	0.22% 0.32%	Up to $250M Over $250M	April 30, 2014
LVIP Columbia Small-Mid Cap Growth RPM Fund	0.10% 0.05%	Up to $25M $25-$75M	April 30, 2014
LVIP Delaware Foundation Aggressive Allocation Fund	0.10%	All Fund assets	April 30, 2014
LVIP Delaware Foundation Moderate Allocation Fund	0.10%	All Fund assets	April 30, 2014
LVIP Delaware Foundation Conservative Allocation Fund	0.10%	All Fund assets	April 30, 2014
LVIP Dimensional/Vanguard Total Bond Fund	0.05%	All Fund assets	April 30, 2014
LVIP Global Income Fund	0.05%	All Fund assets	April 30, 2014
LVIP JP Morgan High Yield Fund	0.05%	Over $250M	April 30, 2014
LVIP JPMorgan Mid Cap Value RPM Fund	0.09%	Up to $60M	April 30, 2014
LVIP MFS International Growth Fund	0.10%	All Fund assets	April 30, 2014
LVIP MFS International Growth RPM Fund*	0.65%	All Fund assets	April 30, 2014
LVIP MFS Value Fund	0.0125% 0.0375%	$500M-$1.5B Over $1.5B	April 30, 2014
LVIP Mid Cap Value Fund	0.05%	Up to $25M	April 30, 2014
LVIP RPM Fidelity® VIP Contrafund® Portfolio*	0.65%	All Fund assets	April 30, 2014
LVIP RPM BlackRock Global Allocation V.I. Fund*	0.70%	All Fund assets	April 30, 2014

LVIP SSgA Conservative Index Allocation Fund	0.10%	All Fund assets	April 30, 2014
LVIP SSgA Conservative Structured Allocation Fund	0.10%	All Fund assets	April 30, 2014
LVIP SSgA Moderate Index Allocation Fund	0.10%	All Fund assets	April 30, 2014
LVIP SSgA Moderate Structured Allocation Fund	0.10%	All Fund assets	April 30, 2014
LVIP SSgA Moderately Aggressive Index Allocation Fund	0.10%	All Fund assets	April 30, 2014
LVIP SSgA Moderately Aggressive Structured Allocation Fund	0.10%	All Fund assets	April 30, 2014
LVIP SSgA Bond Index Fund	0.07% 0.12%	Up to $500M Over $500M	April 30, 2014
LVIP SSgA Developed International 150 Fund	0.35% 0.43%	Up to$100M Over $100M	April 30, 2014
LVIP SSgA Emerging Markets 100 Fund	0.69% 0.76%	Up to$100M Over $100M	April 30, 2014
LVIP SSgA International Index Fund	0.03% 0.05%	Up to$500M Over $500M	April 30, 2014
LVIP SSgA Large Cap 100 Fund	0.12% 0.22%	Up to$100M Over $100M	April 30, 2014
LVIP SSgA Large Cap RPM Fund*	0.50%	All Fund assets	April 30, 2014
LVIP SSgA Small-Mid Cap 200 Fund	0.29% 0.39%	Up to$100M Over $100M	April 30, 2014
LVIP SSgA Small Cap RPM Fund*	0.70%	All Fund assets	April 30, 2014
LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.05%	Over $750M	April 30, 2014
LVIP UBS Large Cap Growth RPM Fund	0.15% 0.10%	Up to$100M Over $100M	April 30, 2014
LVIP Vanguard Domestic Equity ETF Fund	0.05%	All Fund assets	April 30, 2014
LVIP Vanguard International Equity ETF Fund	0.05%	All Fund assets	April 30, 2014

* The Waiver Amount shall not be changed or otherwise modified at any time unless agreed to by the Trust’s Board of Trustees.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of the 7th day of March 2013, to be effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION	LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

/s/ Kevin Adamson Name: Kevin J. Adamson Title: Vice President	/s/ William Flory Name: William P. Flory, Jr. Title: Vice President & Chief Accounting Officer